Exhibit (C)(9)

Project Prism: Valuation Analysis September 2026

Source: Press Release, Company Information. Transaction Background On November 9, 2025, Tom Priore submitted a preliminary non-binding proposal to acquire the remaining shares outstanding of Prism for cash consideration in a range of $6.00 - $6.15 per share On November 10, 2025, the Board of Directors announced that it had formed a Special Committee to evaluate the preliminary non-binding proposal On December 8, 2025, the Special Committee announced they had retained a financial advisor (Barclays) and legal counsel (Paul Weiss) to advise them in evaluating the preliminary non-binding proposal On December 17, 2025, Tom Priore informed the Special Committee that he "is interested only in acquiring all of the outstanding equity interests of the Issuer not held by the investor group, and that he does not intend to sell his stake in the Issuer to any third party" By the end of January 2026, the Company's management completed a 2026 budget and Long Range Plan ("LRP") At the beginning of February 2026, at the direction of the Special Committee, Barclays communicated to Tom Priore that the Special Committee viewed his initial offer as inadequate and provided a counterproposal of $9.50 per share Since February 2026, a number of potential financing providers have engaged in due diligence with a goal of funding Tom Priore's offer From February through May 2026, there were a number of discussions between the Special Committee, advisors, and Tom Priore on a revised offer price; discussions were paused in May 2026 to allow Tom Priore to secure financing for the offer On September 4, 2026 Tom Priore provided a draft financing commitment letter in support of a revised offer On September 4, 2026, Tom Priore's counsel communicated a revised offer range of $7.90 - $7.95 per share to Paul Weiss 1

Contents 1. Market Backdrop and Trading Performance 2. Review of Company Financials & Forecasts 3. Valuation Perspectives 4. Appendix

Market Backdrop and Trading Performance

$0 $2 $4 $6 $8 $10 $12 $14 Jul-18 Apr-19 Jan-20 Oct-20 Jul-21 Apr-22 Dec-22 Sep-23 Jun-24 Mar-25 Dec-25 Sep-26 Sources: Company Information, FactSet. Market data as of 9/11/2026. 1. Displaying broker consensus NTM / LTM revenue, NTM gross profit margins and NTM Adj. EBITDA margins as of the last day of the quarter. 2. Net leverage based on LTM reported adjusted EBITDA, excluding any pro forma adjustments for acquisitions, and reported balance sheet data as of each quarter end, debt including preferred stock and minority interest. Prism Share Price Performance Share Price Performance Since De-SPAC (Share Price, USD$) 6/23/25 $40mm share buybacks announced 3/17/22 Reports FY21 earnings Price Impact: 5.5% $5.94 3/12/24 Reports FY23 earnings Price Impact: 0.0% 2/27/25 Retirement of Co- Founder John V. Priore and appt of Clayton Main to BoD Offer Range: $7.90 to $7.95 2 9/7/22 Announced Tim O'Leary as CFO 5/24/23 Announced acquisition of Plastiq 8/19/25 Announced acquisition of Boom Commerce 10/2/25 Announced acquisition of Dealer Merchant Services (DMS) 3/31/21 Reports FY20 earnings Price Impact: 14.3% PRTH Delta Current $5.94 - vs. May 7, 2026 $5.51 (7%) YTD Avg $5.77 (3%) 6-Month Avg $5.81 (2%) LTM Avg $5.97 0% Since 2025 Avg $6.89 16% Since De-SPAC Avg $5.55 (7%) 52-Week Low $4.44 (25%) 52-Week High $7.91 33% CY21 CY22 CY23 CY24 CY25 CY26 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 NTM Rev Growth(1) 19% 21% 21% 19% 23% 20% 14% 11% 12% 12% 15% 12% 14% 12% 12% 10% 11% 10% 11% 8% 7% 7% NTM Gross Margin(1) 36% 36% 38% 39% 35% 35% 35% 36% 35% 35% 36% 38% 38% 38% 38% 38% 38% 39% 39% 40% 40% 40% NTM Adj. EBITDA Margin(1) 20% 21% 22% 23% 22% 23% 24% 23% 22% 22% 21% 23% 23% 23% 23% 24% 23% 23% 24% 24% 23% 23% NTM Rule of 40 39% 42% 43% 42% 45% 42% 38% 34% 34% 34% 36% 35% 37% 36% 35% 34% 34% 34% 35% 32% 31% 31% Net Leverage(2) 5.1x 5.9x 10.4x 8.6x 7.7x 6.8x 6.5x 6.2x 5.7x 5.6x 5.4x 5.3x 5.1x 4.9x 4.6x 4.4x 4.3x 4.2x 4.5x 4.4x 4.2x 4.0x ADTV (in thousands) 80 34 113 43 37 73 41 36 28 25 20 21 31 52 64 221 699 510 486 588 324 355 3/30/20 Reports FY19 earnings Price Impact: 2.6% 9/1/20 Announced divestiture of RentPayment business 10% 18% 11% 21% 16% 13% 4% 2% 5% <$3.00 $3 - 3.99 $4 - 4.99 $5 - 5.99 $6 - 6.99 $7 - 7.99 $8 - 8.99 $9 - 9.99 >$10.00 % of Trading Days at Share Price Range Since De-SPAC 3/6/25 Reports FY24 earnings Price Impact: (14.6%) 11/6/25 Reports FY25 Q3 earnings Price Impact: (30.1%) 11/9/25 Tom Priore take- private bid Price Impact: 11.4% 3/12/26 Reports FY25 earnings Price Impact: 0.6% 3/8/21 Announced acquisition of Finxera 1/15/25 Announced secondary offering of common stock at $7.75 / share 11/21/24 Announced completed redemption of remaining ~$113mm of preferred stock 11% of Trading Days Above $7.95 / share 8/26/26 Announced acquisition of Intellipay 8/6/26 Reports FY26 Q2 earnings Price impact: (19.2%) 3/23/23 Reports FY22 earnings Price Impact: 1.8%

Indexed Share Price Performance Since De-SPAC (35%) (46%) (1) Performance Since November 9 Bid (Unaffected as of 11/7/2025) Prism 22% Trading Comps (0%) Trading Performance Since De-SPAC 3-Yr 2-Yr 1-Yr YTD Prism (46%) 67% 2% (22%) 9% Trading Comps (35%) (25%) (21%) (14%) (5%) Prism Relative Share Price Performance vs. Trading Comps Source: FactSet. Market data as of 9/11/2026. 1. Trading Comps include BILL, CPAY, DLX, FISV, FLYW, GPN, PAYO, PSFE, PYPL, RPAY, FOUR, and WEX; PAYO price index frozen as of its last unaffected date prior to take private leaks on 6/8/2026. Early 2020 Downward performance trend due to sharp contraction in global consumer spending with COVID-19 Early 2025 Prism fully redeemed the outstanding preferred stock and held a secondary offering which simplified the balance sheet, lowered leverage, and increased liquidity Late 2020 Prism benefited from its high e-commerce mix due to COVID behavioral shifts and meaningful reduction in leverage from the RentPayment divestiture 0% 50% 100% 150% 200% Jul-18 Apr-19 Jan-20 Oct-20 Jul-21 Apr-22 Dec-22 Sep-23 Jun-24 Mar-25 Dec-25 Sep-26 Prism Trading Comps 3

Sources: Company Information, FactSet, Company Forecasts per Company Management. Market data as of 9/11/2026. Multiples greater than 50.0x considered NM. 1. Prism 2025A revenue and EBITDA pro forma include full-year contribution of Boom, DMS, Sila Money, and Intellipay acquisitions. 2. Trading Comps include BILL, CPAY, DLX, FISV, FLYW, GPN, PAYO, PSFE, PYPL, RPAY, FOUR, and WEX; PAYO frozen as of its last unaffected date prior to take private leaks on 6/8/2026. 3. Current net leverage based on LTM 6/30/26A PF Adj. EBITDA. 4. Reflects the median EV/NTM EBITDA multiple of 58 names in Barclays' Payments Index. Evolution of Valuation Multiples Over Last 5 Years 5.7x (2) 6.5x 7.6x (4) 4 0.0x 10.0x 20.0x 30.0x Sep-21 May-22 Feb-23 Oct-23 Jul-24 Apr-25 Dec-25 Sep-26 Prism Trading Comps Paytech Index EV / NTM EBITDA Last 5 Years 2021 2022 2023 2024 2025 LTM 5 Year Prism Avg. 8.3x 7.5x 6.3x 5.9x 6.2x 5.7x 6.5x 10th Percentile 7.0x 6.6x 5.8x 5.4x 5.6x 5.5x 5.6x 25th Percentile 7.4x 6.9x 6.0x 5.5x 5.9x 5.6x 5.8x 75th Percentile 9.3x 8.1x 6.5x 6.2x 6.4x 5.9x 6.9x 90th Percentile 9.8x 8.6x 6.8x 6.7x 7.1x 6.0x 8.1x Trading Comps Median(2) 15.9x 10.8x 8.8x 9.3x 8.2x 6.6x 9.1x Paytech Index Median(4) 15.7x 11.5x 10.3x 11.6x 10.9x 8.1x 10.7x Avg. Delta to Trading Comps(2) (7.6x) (3.3x) (2.5x) (3.3x) (2.0x) (0.9x) (2.6x) Control investment averaging ~64% ownership since De-SPAC limiting free float Controlled Business Current net leverage of 3.9x, average over last 5 years of 5.6x(3) High Leverage Currently only five research analysts cover, as low as one analyst in 2022 Sellside Interest Merchant Solutions focused on partner-led distribution Reliance on Partners Revenue and EBITDA(1) below median of trading comps(2), by ~56% and ~70% respectively Scale CFTPay's business driven by consumer debt resolution, includes inherent regulatory and reputational risks Higher Risk Business CFTPay business has significant partner concentration Partner Concentration Risk Trading CY26E Comps EV/EBITDA Prism (Mgmt) 6.2x Prism (Cons) 6.2x Deluxe 6.4x Fiserv 6.7x Global Payments 7.3x Paysafe 6.0x Repay 5.5x Shift4 7.2x Bill.com 9.4x Corpay 12.3x Flywire 12.4x Payoneer (as of 6/8/2026) 5.4x Paypal 6.8x WEX 8.8x

Review of Company Financials & Forecasts

Prism Business Segments Overview

($ in millions)	Merchant Solutions	Treasury Solutions	Payables
Financials[(1)] (CY26E)	Revenue $699 *% Growth / % PF Growth* *9%* *6%* Adj. EBITDA $120 *% Margin* *17%* Float Rev. Contribution $2 / *0.3%* 37% Adj. EBITDA % of Total *Δ from '23–'27: (13%)*	Revenue $243 *% Growth / % PF Growth* *13%* *12%* Adj. EBITDA $191 *% Margin* *78%* Float Rev. Contribution $54 / *22.2%* 58% Adj. EBITDA % of Total *Δ from '23–'27: +9%*	Revenue $124 *% Growth* *23%* Adj. EBITDA $16 *% Margin* *13%* Float Rev. Contribution $6 / *5.0%* 5% Adj. EBITDA % of Total *Δ from '23–'27: +4%*
Customer Concentration	Top 3 Resellers account for **29% of Merchant Solutions Sales Volume[(2)]** Top 3 Resellers account for **32% of Merchant Solutions Revenue[(2)]**	Top 2 Subscribers account for **83% of CFTPay Billed Clients[(3)]** Top 2 Subscribers make up **85% of CFTPay New Enrollments[(2)]**	Top 4 Plastiq Pay Customers account for **28% of Plastiq Pay Volume[(2)]** Top 4 Plastiq Accept Customers account for **15% of Plastiq Accept Volume[(2)]**
Key Product Offerings	• Provides technology-enabled payment acceptance and business management capabilities to merchants, enterprises, and distribution partners • *MX Suite* enables merchants to identify key consumer trends, deploy e-commerce or retail POS solutions, and handle ACH payments • Provides SMB reselling partners with automated tools for merchant on-boarding, underwriting and risk management, client service, and commission processing	• Delivers API-based solutions leveraging Prism's payments engine, automated payables, and account ledgering • Enables software partners and platforms to embed payments and treasury functions for collecting, storing, lending, and sending funds • *CFTPay* supports at risk U.S. consumer debt resolution through a third-party administration ("TPA") platform	• Provides leading AP automation solutions for corporations, software partners, and major FIs (e.g., Citibank, Mastercard) • Establishes a seamless buyer-to-supplier payment bridge, integrating with payment instruction files to enable all payment types (virtual/purchase cards, ACH+, discounting, wires, checks)
Prior Acquisitions *(Date, EV)*	DMS *(Oct '25, $75mm)* boom commerce *(Aug '25, $101mm)* IntelliPay *(Aug '26, $15mm)*	rollfi *(Jan '25)* finxera *(Mar '21, $425mm)*	plastiq *(May '23, $51mm)*

Sources: Company Information, Company Forecasts per Company Management. 1. Adj. EBITDA % of total and % margin exclude corporate & IT allocations. 2. YTD as of July 2026. 3. Based on July ending balance.

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Comparison of Company Forecasts and Consensus


Company Forecasts
Wall Street Consensus
($ in millions)
Revenue
CAGR ('23A – '25A): 12.3%
CAGR (PF '25A – '27E): 8.0%
CAGR ('25A – '27E): 9.6%
CAGR (PF '25A – '28E): 7.2%
CAGR ('25A – '28E): 8.3%
CAGR (PF '25A – '30E): 6.0%
CAGR ('25A – '30E): 6.7%
CAGR ('25A – '27E): 8.1%
Company Mgmt. Δ vs: 1.2% 2.8%
2025A pro forma(1)
2026E pro forma(1)
PF NTM 6/30/26(1)
$880 $982 $953 $1,019 $1,059 $1,049 $1,102 $1,100 $1,145 $1,211 $1,265 $1,318
$953 $1,037 $1,113
CY'24A CY'25A PF LTM 6/30/26(1) CY'26E NTM 6/30/26(1) CY'27E CY'28E CY'29E CY'30E
CY'25A CY'26E CY'27E
% Growth: 16.4% 8.3% 10.1% 10.0% 9.1% 5.8% 4.4% 4.2%
8.3% 8.8% 7.4%
% PF Growth: 7.8% 8.0% 8.1%
Adjusted EBITDA
CAGR ('23A – '25A): 15.7%
CAGR (PF '25A – '27E): 3.1%
CAGR ('25A – '27E): 6.4%
CAGR (PF '25A – '28E): 4.0%
CAGR ('25A – '28E): 6.2%
CAGR (PF '25A – '30E): 3.5%
CAGR ('25A – '30E): 4.8%
CAGR ('25A – '27E): 5.2%
Company Mgmt. Δ vs: (0.1%) 2.3%
2025A pro forma(1)
2026E pro forma(1)
PF NTM 6/30/26(1)
$204 $240 $225 $240 $235 $234 $242 $242 $255 $270 $277 $285
$225 $234 $249
CY'24A CY'25A PF LTM 6/30/26(1) CY'26E NTM 6/30/26(1) CY'27E CY'28E CY'29E CY'30E
CY'25A CY'26E CY'27E
% Margin: 23% 24% 24% 22% 22% 22% 22% 22% 22%
24% 23% 22%

Sources: FactSet, Company Information, Company Forecasts per Company Management. Market Data as of 9/11/2026. 1. Pro Forma financials include contribution of Boom, DMS, Sila Money and Intellipay acquisitions.

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Prior Model vs. Current Model Forecasts

($ in millions)

Prior Model[(1)] vs. Current Model



Revenue
Prior Model
Current Model
YTD CY'26 Quarterly Comparison
$1,034
$1,049
$1,116
$1,145
$1,183
$1,211
$1,245
$1,265
$1,305
$1,318
$250
$250
$255
$262
CY'26E
CY'27E
CY'28E
CY'29E
CY'30E
Q1'26A
Q2'26A
Adjusted EBITDA
Merchant Solutions
Treasury Solutions
Payables
$243mm presented on July 1, 2026
$245
$11
$142
$92
$234
$11
$137
$86
$267
$12
$158
$97
$255
$13
$150
$92
$282
$13
$168
$101
$270
$13
$159
$97
$294
$14
$176
$104
$277
$14
$163
$100
$305
$15
$184
$107
$285
$15
$168
$102
$58
$3
$33
$22
$58
$4
$34
$20
$60
$3
$35
$23
$59
$2
$35
$23
Prior
Current
Actual
CY'26E
CY'27E
CY'28E
CY'29E
CY'30E
Q1'26A
Q2'26A

Commentary

- Prior model financials represent management financial projections as of January 2026
  - In July 2026, CY'26 projected EBITDA was updated to $243mm consistent with the Company's 3A + 9E budget
- Updated CY'26 based on the Company's 6A + 6E budget
- Updated projections for CY27 and beyond based on trends and KPIs observed in CY26
- Major drivers resulting in reduced profitability include lower CFTPay enrollments and higher growth in Payables from lower margin volumes partially offset by higher interest rates
- Current model includes contribution from Intellipay (announced / closed August 2026)
- FY'26 guidance for revenue of $1.01–$1.04bn and Adj. EBITDA of $230 – $245mm remains unchanged since March 2026 (affirmed in Q2'26) but company expects to be on the lower end of the EBITDA range

Source: Company Forecasts per Company Management. 1. Prior model represents forecast as of 1/23/26.

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Valuation Perspectives

Trading and Current Bid Summary

($ in millions)

	Prism	Current	Pre-Q3 Earnings	11/9 Bid Low	11/9 Bid High	2/11 Bid	2/19 Bid	2/25 Bid	5/2 Bid	9/4 Bid
				Bid Summary						
									9/4 bid offer range of $7.90 to $7.95	
Price per Share		**$5.94**	**$6.94**	**$6.00**	**$6.15**	**$7.00**	**$7.50**	**$7.85**	**$7.90**	**$7.95**
Total Equity Value		**$523**	**$609**	**$528**	**$541**	**$614**	**$657**	**$688**	**$692**	**$696**
Net Debt & Minority Adj.		934	934	934	934	934	934	934	934	934
Total Enterprise Value		**$1,457**	**$1,543**	**$1,462**	**$1,475**	**$1,548**	**$1,591**	**$1,621**	**$1,626**	**$1,630**
Premiums Analysis	Prism									
Current Share Price (9/11/2026)	$5.94	-	*17%*	*1%*	*4%*	*18%*	*26%*	*32%*	*33%*	*34%*
Day Prior to Initial Bid (11/7/2025)	$4.87	*22%*	*43%*	*23%*	*26%*	*44%*	*54%*	*61%*	*62%*	*63%*
30-Day VWAP as of 9/11/26	$5.51	*8%*	*26%*	*9%*	*12%*	*27%*	*36%*	*42%*	*43%*	*44%*
52-Week High as of 9/11/26 (10/9/2025)	$7.91	*(25%)*	*(12%)*	*(24%)*	*(22%)*	*(12%)*	*(5%)*	*(1%)*	*(0%)*	*1%*
52-Week Low as of 9/11/26 (11/7/2025)	$4.44	*34%*	*56%*	*35%*	*39%*	*58%*	*69%*	*77%*	*78%*	*79%*
Multiples Analysis										
CY25A PF Adj. EBITDA[1]	$240	6.1x	6.4x	6.1x	6.2x	6.5x	6.6x	6.8x	6.8x	6.8x
6/30/2026 LTM PF Adj. EBITDA[1]	$240	6.1x	6.4x	6.1x	6.1x	6.4x	6.6x	6.8x	6.8x	6.8x
CY26E Adj. EBITDA	$234	6.2x	6.6x	6.2x	6.3x	6.6x	6.8x	6.9x	6.9x	7.0x
CY26E PF Adj. EBITDA[1]	$235	6.2x	6.6x	6.2x	6.3x	6.6x	6.8x	6.9x	6.9x	6.9x
CY27E Adj. EBITDA	$255	5.7x	6.0x	5.7x	5.8x	6.1x	6.2x	6.4x	6.4x	6.4x
Premium to 26E Multiples										
Current Multiple (9/11/2026)	6.2x	-	*6%*	*0%*	*1%*	*6%*	*9%*	*11%*	*12%*	*12%*
Day Prior to Initial Bid (11/7/2025)	5.8x	*7%*	*13%*	*7%*	*8%*	*13%*	*17%*	*19%*	*19%*	*19%*

Sources: FactSet, Company Filings, Company Forecasts per Company Management. Market data as of 9/11/2026. Note: Company Capitalization per Company Management, includes PF adjustment for employee departures. 1. 2025A, LTM 6/30/26A, and 2026E Pro Forma financials adjusted to include contribution of Boom, DMS, Sila Money, and Intellipay acquisitions.

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Comparable Public Companies

Valuation Metrics

	Price 9/11/26	Mkt. Value	Ent. Value	Net Leverage	Free Float %[1]	EV/Revenue LTM 6/30/26	EV/Revenue CY26E	EV/Revenue CY27E	EV/EBITDA LTM 6/30/26	EV/EBITDA CY26E	EV/EBITDA CY27E
PF Prism (Management)[2]	**$5.94**	**$523**	**$1,457**	**3.9x**	**44%**	**1.4x**	**1.4x**	**1.3x**	**6.1x**	**6.2x**	**5.7x**
PF Merchant Solutions[2][3]											
PF Treasury Solutions[2][3]											
Payables[3]											
Prism (Consensus)	**$5.94**	**$523**	**$1,457**	**4.1x**	**44%**	**1.4x**	**1.4x**	**1.3x**	**6.3x**	**6.2x**	**5.8x**
Merchant Solutions											
Deluxe	$23.62	$1,142	$3,125	4.2x	100%	1.4x	1.4x	1.4x	6.4x	6.4x	6.3x
Fiserv	51.58	28,036	54,436	3.0x	100%	2.8x	2.8x	2.7x	6.4x	6.7x	6.4x
Global Payments	88.29	23,581	41,668	3.2x	84%	3.4x	3.4x	3.2x	7.6x	7.3x	6.7x
Paysafe	6.34	415	2,715	5.4x	55%	1.5x	1.5x	1.4x	6.3x	6.0x	5.5x
Repay	3.56	352	1,053	4.0x	90%	1.8x	1.8x	1.7x	5.9x	5.5x	5.0x
Shift4	45.05	3,691	8,371	3.3x	71%	3.5x	3.3x	3.0x	7.5x	7.2x	6.3x
Mean				**3.8x**	**83%**	**2.4x**	**2.4x**	**2.2x**	**6.7x**	**6.5x**	**6.0x**
Median				**3.6x**	**87%**	**2.3x**	**2.3x**	**2.2x**	**6.4x**	**6.5x**	**6.3x**
Treasury Solutions											
Repay	3.56	352	1,053	4.0x	90%	1.8x	1.8x	1.7x	5.9x	5.5x	5.0x
WEX	191.52	6,795	11,020	3.7x	100%	3.9x	3.8x	3.8x	9.2x	8.8x	8.5x
Mean				**3.8x**	**95%**	**2.9x**	**2.8x**	**2.7x**	**7.5x**	**7.1x**	**6.8x**
Median				**3.8x**	**95%**	**2.9x**	**2.8x**	**2.7x**	**7.5x**	**7.1x**	**6.8x**
Payables											
Bill.com	$47.25	$4,312	$4,228	NM	90%	2.6x	2.4x	2.2x	11.7x	9.4x	8.1x
Corpay	408.22	27,318	34,599	2.6x	100%	6.8x	6.5x	6.0x	12.0x	12.3x	11.1x
WEX	191.52	6,795	11,020	3.7x	100%	3.9x	3.8x	3.8x	9.2x	8.8x	8.5x
Mean				**3.2x**	**97%**	**4.4x**	**4.3x**	**4.0x**	**11.0x**	**10.2x**	**9.3x**
Median				**3.2x**	**100%**	**3.9x**	**3.8x**	**3.8x**	**11.7x**	**9.4x**	**8.5x**
WholeCo											
Deluxe	$23.62	$1,142	$3,125	4.2x	100%	1.4x	1.4x	1.4x	6.4x	6.4x	6.3x
Paysafe	6.34	415	2,715	5.4x	55%	1.5x	1.5x	1.4x	6.3x	6.0x	5.5x
Repay	3.56	352	1,053	4.0x	90%	1.8x	1.8x	1.7x	5.9x	5.5x	5.0x
Flywire	17.87	2,457	2,162	NM	100%	3.1x[5]	2.8x[5]	2.4x[5]	14.8x	12.4x	9.9x
Payoneer (as of 6/8/2026)[6]	5.14	1,903	1,565	NM	84%	1.5x	1.4x	1.3x	5.7x	5.4x	4.8x
Paypal	53.72	47,661	45,891	NM	100%	1.3x	1.3x	1.3x	6.6x	6.8x	6.8x
WEX	191.52	6,795	11,020	3.7x	100%	3.9x	3.8x	3.8x	9.2x	8.8x	8.5x
25th Percentile				**3.8x**	**84%**	**1.4x**	**1.4x**	**1.3x**	**5.9x**	**5.5x**	**5.0x**
Mean				**4.3x**	**90%**	**2.1x**	**2.0x**	**1.9x**	**7.8x**	**7.3x**	**6.7x**
Median				**4.1x**	**100%**	**1.5x**	**1.5x**	**1.4x**	**6.4x**	**6.4x**	**6.3x**
75th Percentile				**5.1x**	**100%**	**3.1x**	**2.8x**	**2.4x**	**9.2x**	**8.8x**	**8.5x**

Operating Metrics

	Revenue Growth LTM 6/30/26	Revenue Growth CY26E	Revenue Growth CY27E	Gross Margin LTM 6/30/26	Gross Margin CY26E	Gross Margin CY27E	EBITDA Margin LTM 6/30/26	EBITDA Margin CY26E	EBITDA Margin CY27E
PF Prism (Management)[2]	**8.9%**	**7.8% / 10.1%**[4]	**8.1%**	**40%**	**39%**	**39%**	**24%**	**22%**	**22%**
PF Merchant Solutions[2][3]	5.6%	5.6% / 8.8%[4]	6.9%	24%	23%	23%	18%	17%	17%
PF Treasury Solutions[2][3]	17.1%	12.4% / 12.7%[4]	11.5%	91%	89%	88%	81%	78%	78%
Payables[3]	21.1%	22.7%	7.6%	26%	25%	25%	14%	13%	13%
Prism (Consensus)	**7.7%**	**8.8%**	**7.4%**	**38%**	**39%**	**40%**	**23%**	**23%**	**22%**
Merchant Solutions									
Deluxe	3.0%	0.1%	0.0%	50%	50%	54%	22%	22%	23%
Fiserv	(1.6%)	(1.2%)	3.5%	53%	57%	58%	44%	42%	42%
Global Payments	7.6%	3.7%	5.2%	70%	82%	79%	44%	46%	48%
Paysafe	8.2%	6.6%	5.6%	56%	56%	56%	24%	25%	26%
Repay	1.0%	8.2%	4.3%	75%	67%	67%	31%	32%	33%
Shift4	6.3%	8.2%	11.9%	68%	69%	70%	47%	46%	47%
Mean	**4.1%**	**4.3%**	**5.1%**	**62%**	**63%**	**64%**	**35%**	**35%**	**36%**
Median	**4.6%**	**5.2%**	**4.7%**	**62%**	**62%**	**62%**	**37%**	**37%**	**38%**
Treasury Solutions									
Repay	1.0%	8.2%	4.3%	75%	67%	67%	31%	32%	33%
WEX	7.5%	8.4%	1.6%	60%	60%	61%	43%	44%	44%
Mean	**4.2%**	**8.3%**	**2.9%**	**67%**	**63%**	**64%**	**37%**	**38%**	**39%**
Median	**4.2%**	**8.3%**	**2.9%**	**67%**	**63%**	**64%**	**37%**	**38%**	**39%**
Payables									
Bill.com	13.0%	11.7%	10.7%	81%	83%	84%	22%	26%	27%
Corpay	15.4%	13.1%	8.7%	78%	84%	84%	56%	53%	54%
WEX	7.5%	8.4%	1.6%	60%	60%	61%	43%	44%	44%
Mean	**12.0%**	**11.1%**	**7.0%**	**73%**	**76%**	**76%**	**40%**	**41%**	**42%**
Median	**13.0%**	**11.7%**	**8.7%**	**78%**	**83%**	**84%**	**43%**	**44%**	**44%**
WholeCo									
Deluxe	3.0%	0.1%	0.0%	50%	50%	54%	22%	22%	23%
Paysafe	8.2%	6.6%	5.6%	56%	56%	56%	24%	25%	26%
Repay	1.0%	8.2%	4.3%	75%	67%	67%	31%	32%	33%
Flywire	33.5%	24.4%	14.9%	61%	58%	57%	21%	23%	25%
Payoneer (as of 6/8/2026)[6]	7.2%	6.5%	15.7%	85%	85%	85%	26%	26%	26%
Paypal	5.7%	4.8%	4.3%	46%	45%	44%	20%	19%	19%
WEX	7.5%	8.4%	1.6%	60%	60%	61%	43%	44%	44%
25th Percentile	**3.0%**	**4.8%**	**1.6%**	**50%**	**50%**	**54%**	**21%**	**22%**	**23%**
Mean	**9.4%**	**8.4%**	**6.6%**	**62%**	**60%**	**61%**	**27%**	**27%**	**28%**
Median	**7.2%**	**6.6%**	**4.3%**	**60%**	**58%**	**57%**	**24%**	**25%**	**26%**
75th Percentile	**8.2%**	**8.4%**	**14.9%**	**75%**	**67%**	**67%**	**31%**	**32%**	**33%**

Reference Valuation

	Metric	Selected Range			Implied EV			Implied Equity Value			Implied Share Price		
PF LTM 6/30/2026 Adj. EBITDA[2]	$240	6.00x	-	7.50x	$1,440	-	$1,800	$506	-	$866	$5.74	-	$9.92
PF 2026 Adj. EBITDA	$235	5.50x	-	7.00x	$1,294	-	$1,646	$360	-	$713	$4.04	-	$8.14
2027 Adj. EBITDA	$255	5.00x	-	6.50x	$1,276	-	$1,658	$342	-	$725	$3.83	-	$8.28

Sources: FactSet, Broker Research, Public Disclosure, Company Forecasts per Company Management. Market data as of 9/11/2026. Note: Metrics for comparable companies pro forma for historical acquisitions. 1. Free float % defined as common shares outstanding less shareholders greater than 5% of common outstanding and less any additional share classes that do not trade on public markets. 2. Pro forma financials adjusted to include contribution of Boom, DMS, Sila Money, and Intellipay acquisitions except LTM 6/30/26 growth. 3. Segment level EBITDA margin excludes impact of corporate allocations. 4. Excludes pro forma adjustments contribution of Boom, DMS, Sila Money, and Intellipay acquisitions. 5. Flywire EV/Revenue multiples calculated using gross revenue. 6. PAYO spread frozen as of its last unaffected date prior to take private leaks on 6/8/2026.

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Sum of the Parts Analysis: Public Comparables

($ in mm, except per share)	PF LTM 6/30/2026[2] Low	PF LTM 6/30/2026[2] High	PF 2026[2] Low	PF 2026[2] High	2027 Low	2027 High
Merchant Solutions						
Adj. EBITDA	$122		$121		$129	
Adj. EBITDA (incl. Corporate Allocations[1])	**$90**		**$87**		**$92**	
Adj. EBITDA Multiple	6.0x	7.5x	5.5x	7.0x	5.0x	6.5x
Enterprise Value	**$540**	**$676**	**$478**	**$609**	**$460**	**$598**
Treasury Solutions						
Adj. EBITDA	$188		$191		$211	
Adj. EBITDA (incl. Corporate Allocations[1])	**$138**		**$137**		**$150**	
Adj. EBITDA Multiple	6.0x	9.0x	5.5x	8.5x	5.0x	8.0x
Enterprise Value	**$829**	**$1,244**	**$752**	**$1,162**	**$751**	**$1,202**
Payables						
Adj. EBITDA	$16		$16		$18	
Adj. EBITDA (incl. Corporate Allocations[1])	**$12**		**$12**		**$13**	
Adj. EBITDA Multiple	11.0x	12.0x	10.0x	12.0x	9.0x	11.0x
Enterprise Value	**$129**	**$141**	**$115**	**$138**	**$115**	**$141**
Total						
Enterprise Value	**$1,499**	**$2,060**	**$1,345**	**$1,909**	**$1,327**	**$1,941**
(-) Net Debt & Minority Interest			($934)			
Equity Value	$565	$1,126	$412	$975	$393	$1,008
Price Per Share	**$6.43**	**$12.94**	**$4.64**	**$11.18**	**$4.43**	**$11.56**
Premium to Current	*8%*	*118%*	*(22%)*	*88%*	*(25%)*	*95%*
Implied EBITDA Multiples						
SOTP Total	6.2x	8.6x	5.7x	8.1x	5.2x	7.6x

Reference Valuation Range	
Average of Low (PF LTM 6/30/2026, PF 2026, and 2027)	**$5.17**
Average of High (PF LTM 6/30/2026, PF 2026, and 2027)	**$11.89**

Select Relevant Public Comparables

Merchant Solutions: deluxe, fiserv., globalpayments, Paysafe:, REPAY, SHIFT4

Treasury Solutions: REPAY, wex

Payables: bill.com, Corpay, wex

Sources: FactSet, Company Forecasts per Company Management. Market data as of 9/11/2026. 1. Corporate allocations distributed across segments based on relative percentage of EBITDA contribution. 2. LTM 6/30/2026A and 2026 Pro Forma financials adjusted to include contribution of Boom, DMS, Sila Money, and Intellipay acquisitions.

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Selected Comparable Transactions

Operating and Valuation Metrics

($ in millions)

Announced Date	Acquiror	Target	Enterprise Value	EV Multiple EBITDA LTM	EV Multiple EBITDA NTM	EV / NTM EBITDA Paytech Median[1]	EV / NTM EBITDA Comps Median[2]	NTM / LTM Rev. Growth	EBITDA Margin LTM	EBITDA Margin NTM
Jun 2026	Deluxe[3]	Celero	$525	9.4x	NA	6.7x	6.0x	6%	28%	NA
Jun 2026	Nuvei	Payoneer	$2,456	8.9x	8.5x	6.8x	6.0x	10%	33%	31%
Mar 2026	Repay	Kubra **Repay (17%) 1-day Stock Reaction**	$372	7.6x	7.2x	6.5x	6.0x	5%	21%	21%
Aug 2025	Western Union	International Money Express	$465	4.0x	4.3x	10.3x	7.2x	2%	18%	17%
May 2025	TPG / Corpay	AvidXchange	$1,901	22.5x	18.4x	11.0x	7.7x	9%	19%	22%
Apr 2025	GPN[4]	Worldpay	$22,700	NA	11.0x	11.1x	7.2x	6%	NA	38%
Jan 2025	Paychex	Paycor	$4,106	16.6x	15.9x	12.7x	10.9x	10%	35%	33%
Apr 2024	Advent	Nuvei	$6,127	14.0x	12.6x	11.5x	9.0x	17%	37%	35%
Jul 2023	GTCR[5]	Worldpay	$17,500	9.8x	9.5x	9.6x	8.5x	3%	38%	38%
Jan 2023	Nuvei	Paya	$1,352	18.9x	16.6x	11.0x	9.6x	11%	26%	27%
Aug 2022	GPN	EVO Payments	$4,133	21.4x	19.2x	11.5x	11.0x	10%	36%	37%
Aug 2022	Searchlight Capital Partners	Netspend	$1,000	4.8x	3.7x	11.5x	11.0x	6%	33%	40%
Feb 2022	Madison Dearborn	MoneyGram	$1,826	8.1x	8.1x	12.7x	12.7x	5%	18%	17%
Dec 2021	Thoma Bravo	Bottomline	$2,633	27.1x	23.4x	12.5x	12.0x	11%	20%	20%
Apr 2021	Deluxe	First American Payments Systems	$960	15.6x	NA	17.9x	19.4x	NA	21%	NA
Mar 2021	Prism[6]	Finxera	$425	7.9x	7.9x	16.9x	17.6x	7%	75%	70%
		Reference								
		PF Prism (Management)[7]						8%	24%	22%
		Mean		**13.1x**	**11.9x**			**8%**	**30%**	**32%**
		Median		**9.8x**	**10.2x**			**7%**	**28%**	**32%**

Reference Valuation

	Metric	Selected Range	Implied EV	Implied Equity Value	Implied Share Price
LTM PF Adj. EBITDA[8]	$240	7.00x - 10.00x	$1,680 - $2,400	$746 - $1,466	$8.53 - $16.88
NTM PF Adj. EBITDA[8]	$242	6.50x - 9.50x	$1,570 - $2,295	$637 - $1,361	$7.26 - $15.66

Sources: FactSet, Company Filings, Company Forecasts per Company Management, Broker Research, Media Publications. 1. Reflects Paytech Index EV/NTM median as of announced date. 2. Reflects Public Comparables EV/NTM median as of announced date. 3. Deluxe/Celero LTM EV/EBITDA represents 9.4x LTM EV/EBITDA excluding tax asset and synergies; 7.4x excluding tax asset and inclusive of synergies; 11.2x including tax asset and exclusive of synergies. 4. GPN/Worldpay NTM EV/EBITDA multiple excludes $1.5bn anticipated tax asset and excludes $600mm of run-rate expense synergies; synergized multiple exclusive of tax asset is 8.5x. 5. GTCR/Worldpay EV excludes contingent consideration; EBITDA inclusive of estimated dis-synergies and previously unallocated corporate and other costs, per FIS disclosure. 6. Per Company management. 7. Pro Forma financials adjusted to include contribution of Boom, DMS, Sila Money, and Intellipay acquisitions. 8. NTM / LTM as of 6/30/2026.

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For the Period Ending, LTM 06/30/2026 6-Mo Stub 12/31/2026 12/31/2027 12/31/2028 12/31/2029 12/31/2030 Terminal '24 - '26 CAGR '26 - '30 CAGR Revenue $1,000 $538 $1,145 $1,211 $1,265 $1,318 $1,318 9.2% 5.9% % Growth 9% - 9% 6% 4% 4% Adj. EBITDA (Unburdened by SBC) $235 $117 $255 $270 $277 $285 $285 7.3% 5.0% % Margin 24% 22% 22% 22% 22% 22% 22% Less: Stock-Based Compensation (10) (4) (10) (12) (12) (12) (12) Less: Depreciation & Amortization (74) (36) (70) (62) (59) (56) (28) EBIT $152 $77 $175 $196 $206 $217 $245 3.8% 9.4% Less: Taxes (@ 26.0%) (20) (45) (51) (54) (56) (64) Unlevered Net Income $57 $129 $145 $152 $161 $181 % Growth - 15% 12% 5% 5% 13% Plus: Depreciation & Amortization $36 $70 $62 $59 $56 $28 Memo: Additions to Property, Equipment & Software (12) (25) (26) (27) (28) (28) Memo: Acquisitions of Assets & Other Investing Activities - - - - - - Less: Capital Expenditures (12) (25) (26) (27) (28) (28) Less: Change in Working Capital 16 (3) (2) (1) (1) (1) Less: Acquisitions of Businesses (12) - - - - - Less: Payment of Contingent Consideration (21) (21) (5) - - - Unlevered Free Cash Flow $65 $151 $174 $183 $187 $180 Cumulative Unlevered Free Cash Flow $65 $216 $390 $573 $760 Implied EV Calculation Implied EV Calculation – Terminal LTM Adj. EBITDA Multiple Implied Share Price Sensitivity Analysis Implied Perpetuity Growth Rate Sensitivity Analysis Discounted Cash Flow Terminal LTM EBITDA Multiple 6.0x 6.5x 7.0x 7.5x 10.5% $8.70 $9.76 $10.81 $11.86 12.3% $7.60 $8.58 $9.56 $10.55 14.0% $6.58 $7.50 $8.41 $9.33 Discount Rate Discounted Cash Flow Analysis Company Forecasts, Excluding NOL Impact Source: Company Forecasts per Company Management. Note: Does not include impact of NOLs. Based on fully diluted shares outstanding per Company Management. 1. Terminal year represents 2030 figures and normalized capital expenditures and depreciation & amortization expense. 2. Assumes 6.75x terminal LTM multiple. 3. Assumes 12.25% discount rate. (1) Terminal LTM EBITDA Multiple 6.0x 6.5x 7.0x 7.5x 10.5% (0.5%) 0.3% 0.9% 1.5% 12.3% 1.0% 1.8% 2.5% 3.1% 14.0% 2.5% 3.3% 4.0% 4.6% Discount Rate (2,3) (3) 12 NPV of Terminal Value $1,144 (+) Sum of Present Value of FCF 583 Enterprise Value $1,727 (-) Debt (1,064) (-) Minority Interest (5) (+) Cash 135 Equity Value $793 Fully Diluted Shares Outstanding 87 Implied Share Price $9.07

Terminal LTM EBITDA Multiple 6.0x 6.5x 7.0x 7.5x 10.5% $8.76 $9.82 $10.87 $11.92 12.3% $7.66 $8.64 $9.62 $10.60 14.0% $6.63 $7.55 $8.47 $9.38 Discount Rate Discounted Cash Flow Analysis Company Forecasts + NOLs Sources: Company Forecasts per Company Management. Note: Debt and cash balance per Company Management. Valuation date as of 6/30/2026. Assumes mid-year discounting except for terminal value which is discounted using end-of-period discounting methodology. DCF Value per Share (excl. NOLs) DCF NOL Value per Share DCF Value per Share Incl. NOL Impact Terminal LTM EBITDA Multiple 6.0x 6.5x 7.0x 7.5x 10.5% $8.70 $9.76 $10.81 $11.86 12.3% $7.60 $8.58 $9.56 $10.55 14.0% $6.58 $7.50 $8.41 $9.33 Discount Rate PV of NOLs Share Price 10.5% $0.06 12.3% $0.06 14.0% $0.05 Discount Rate 13

Price Per Share Notes Comparable Companies: 6.0x – 7.5x Company Forecasts PF 6/30/2026 LTM Adj. EBITDA of $240mm(1) 5.5x – 7.0x Company Forecasts PF 2026E Adj. EBITDA of $235mm 5.0x – 6.5x Company Forecasts 2027E Adj. EBITDA of $255mm Premiums: 25% – 65% to current price 25% – 60% to 30-Day VWAP Precedent Transactions: 7.0x – 10.0x LTM Company Forecasts PF EBITDA of $240mm(1) 6.5x – 9.5x NTM Company Forecasts PF EBITDA of $242mm(1) Valuation Methodology Reference Only Prism Valuation Summary DCF Analysis: 10.5% - 14.0% WACC 6.0x - 7.5x Terminal EV / LTM Adj. EBITDA Multiple Includes impact of NOLs Premiums Recent Trading Precedent Transactions Comparable Companies Sources: Company Forecasts per Company Management, FactSet, Bloomberg, Broker Research. Market data as of 9/11/2026. Based on fully diluted shares outstanding. 1. LTM / NTM as of 6/30/2026. Illustrative 5-Year LBO Analysis: 6.0x - 7.5x LTM PF Adj. EBITDA Exit Multiple 20% - 25% Target IRR 4.5x LTM PF Adj. EBITDA leverage Illustrative 5-Year LBO Current Price (9/11/26): $5.94 5-Year DCF Analyst Price Targets $6.63 $5.74 $4.04 $3.83 $5.17 $7.26 $5.64 $6.50 $4.44 $7.43 $6.89 $11.92 $9.92 $8.14 $8.28 $11.89 $16.88 $8.80 $13.00 $7.91 $9.80 $8.82 $0 $5 $10 $15 $20 EV / PF LTM 6/30/26 Adj. EBITDA EV / PF 2026E Adj. EBITDA EV / 2027E Adj. EBITDA LTM Trading Range Current 30-Day VWAP This analysis does not account for the potential impact of Prism having a controlling shareholder and Thomas Priore's statement that "he does not intend to sell his stake in [Prism] to any third party" (Per 13D filed Dec 17, 2025) SOTP Sum of the Parts Analysis: SOTP represents average of the low and high implied by PF 6/30/2026 LTM, PF 2026E and 2027E multiples applied to each segment Offer Range: $7.90 to $7.95 14

Appendix

Illustrative Leveraged Buyout Returns Analysis

Key Assumptions

- Based on Company Forecasts through 2030E
- Illustrative 6.5x implied 6/30/2026A LTM Pro Forma Adj. EBITDA Multiple on $240mm PF Adj. EBITDA[1], implied share price of $7.20
- Illustrative financing with:
  - 4.5x 6/30/2026A Pro Forma LTM Adj. EBITDA, consisting of new debt of ~$1,080mm (S+375, 99.0 OID)
  - Balance sheet cash and equivalents of $135mm
- Implied $580mm equity contribution
- Assumes minimum cash of $50mm, interest on cash at 5.38%

Illustrative Pro Forma Cap Table

	Status Quo 6/30/2026	Txn Adj.	Pro Forma 6/30/2026
Cash & Cash Equivalents	$135	($85)	$50
Existing Debt	$1,064	($1,064)	–
1LTL	–	1,080	1,080
Total Debt	**$1,064**	**$16**	**$1,080**
Net Debt	*$929*		*$1,030*
New Sponsor Equity	–	580	580
Total Capitalization	**$1,064**	**$597**	**$1,660**

Credit Statistics			
Total Debt / 6/30/2026A PF Adj. EBITDA[1]	4.4x		4.5x
Net Debt / 6/30/2026A PF Adj. EBITDA[1]	3.9x		4.3x

Illustrative Sources & Uses

Sources of Funds	**$**	**%**
BS Cash	135	8%
1LTL	1,080	60%
New Sponsor Equity	580	32%
Total Sources of Funds	**$1,795**	**100%**

Uses of Funds	**$**	**%**
Equity Purchase Price	$631	35%
Refinance Existing Debt	1,064	59%
Cash to Balance Sheet	50	3%
Other Illustrative Expenses	50	3%
Total Uses of Funds	**$1,795**	**100%**

Illustrative Ability to Pay

		Target IRR				
		20.0%	21.3%	22.5%	23.8%	25.0%
LTM Adj. EBITDA Exit Multiple	6.0x	$6.66	$6.38	$6.12	$5.87	$5.64
	6.5x	$7.37	$7.06	$6.77	$6.49	$6.23
	7.0x	$8.09	$7.75	$7.42	$7.12	$6.83
	7.5x	$8.80	$8.43	$8.08	$7.74	$7.42

Source: Company Forecasts per Company Management. Market data as of 9/11/2026. 1. LTM 6/30/2026A Pro Forma financials adjusted to include full contribution of Boom, DMS, Sila Money, and Intellipay acquisitions.

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2023A 2024A 2025A PF 2025A(1) PF 2026E(1) 2027E Source: Company Forecasts per Company Management. Revenue, Gross Profit and EBITDA % of total, growth and margins exclude corporate allocations. Total $ Revenue, Gross Profit, and EBITDA amounts net of corporate allocations. 1. Pro Forma financials adjusted to include full-year contributions of Boom, DMS, Sila Money, and Intellipay acquisitions. Financial Breakdown by Segment Revenue ($ in millions) Adjusted EBITDA 16 Gross Profit 77% 18% 5% 70% 20% 10% 67% 22% 11% 68% 22% 10% 66% 23% 11% 50% 45% 5% 41% 51% 8% 38% 54% 8% 43% 50% 7% 40% 53% 7% 49% 50% 1% 40% 57% 3% 36% 59% 5% 40% 55% 5% 37% 58% 5% % Margin: % Margin: % Growth: 5% 117% 36% 5% 13% 20% 9% 23% 13% 22% 27% 93% 22% 29% 93% 26% 29% 93% 23% 25% 88% 18% 9% 86% 17% 15% 84% 19% 15% 83% 17% 13% 78% 23% 36% 94% 19% 6% 84% $953 $982 $1,059 $756 $880 $375 $402 $410 $276 $328 $225 $240 $235 $169 $204 = Merchant Solutions = Payables = Treasury Solutions % Growth: (1%) 65% 36% 7% 19% 20% 7% 8% 11% 23% 25% 89% 11% 4% 7% 65% 23% 12% 36% 59% 5% $1,145 $446 $255 17% 13% 78% 6% 12% % PF Growth: (4%) 7% % PF Growth: 7% 8% 12% 39% 54% 7%

($ in millions) Beginning Tax Effected Balance(1) 6-Mo Stub 2026E 2027E 2028E 2029E 2030E Remaining Balance Federal $6.91 $0.09 $0.17 $0.17 $0.17 $0.12 Federal $6.09 California 0.42 - 0.42 - - - Non-Federal 6.12 Georgia 0.45 0.04 0.09 0.09 0.09 0.09 Total $12.22 Tennessee 0.43 - - - - - Other Misc PRTH States 0.10 - - - - - Other Misc Sila States 1.54 - - - - - Canada 4.05 - - - - - Tax Effected Benefit of NOLs $13.90 $0.13 $0.69 $0.26 $0.26 $0.21 PV of NOL Savings 0.13 0.61 0.21 0.19 0.13 Aggregate PV of NOL Savings $0.1 $0.7 $0.9 $1.1 $1.3 Present Value of NOLs EV and Share Price Impact Sensitivities Prism NOLs Valuation Source: Company Forecasts per Company Management. 1. Beginning tax-effected balance as of 12/31/2025. 2. Non-federal include NOLs with jurisdictions California, Georgia, Tennessee, Canada, and other states. Remaining Balance $6.094 Annual Tax-Effected Utilization 0.036 Perpetuity Growth Rate 0.0% FV of NOLs 0.2939 PV of NOLs $0.185 NOLs Utilization Q2'2026E – 2030E Federal NOL Balances Post- 2030 Non-Federal NOL Balances Post- 2030 Remaining Balance $6.122 PV of NOLs $3.435 EV Share Price 10.5% $5.2mm 10.5% $0.06 11.5% $5.0mm 11.5% $0.06 12.3% $4.9mm 12.3% $0.06 13.5% $4.7mm 13.5% $0.05 14.0% $4.6mm 14.0% $0.05 WACC WACC Assumes entire remaining balance of nonfederal NOLs used in the year following 2030 A B C A B C (2) 17

Sources: FactSet, Company Filings, Press Releases. Data as of 9/11/2026. Based on 33 transactions with the majority owner buying the rest of the minority ownership across the technology sector since 2018. Controlling shareholders taking companies private 18 Deal Premia Precedents 27% 46% 64% First Quartile Median Third Quartile Final Offer Premium to Unaffected Share Price No. of Deals: 33 Final Offer Premium to Unaffected 30-Day VWAP 27% 41% 61% First Quartile Median Third Quartile No. of Deals: 33

Premiums Paid for Precedent Majority Owner Acquisitions

Announced	Target	Acquiror	Premium to Unaffected	30 Day VWAP (as of Unaffected)
December 2025	Vivotek	Delta Electronics	17%	19%
November 2025	Canon Electronics	Canon	34%	32%
October 2025	SCSK Corp	Sumitomo Corporation	34%	25%
June 2025	TELUS Digital	TELUS Corp	52%	63%
May 2025	NTT Data Group Corp	Nippon Telegraph & Telephone Corp	32%	57%
December 2024	Pentamaster International	Pentamaster Corp	34%	44%
November 2024	Aspen Technology	Emerson Electric	49%	26%
October 2024	NEC Networks & System Integration Corp.	NEC Corp.	23%	17%
August 2024	Silverlake Axis	E2I Ltd.	20%	30%
August 2024	Thoughtworks	Apax Partners	254%	48%
April 2024	Epsilon Net SA	CEO & Co-Founder / General Atlantic / National Bank of Greece	19%	22%
April 2024	Endeavor Group	Silver Lake Partners	55%	38%
February 2024	HireRight	General Atlantic / Stone Point	43%	47%
January 2024	Byggfakta Group	Macquarie / Stirling Square Capital Partners / TA Associates	31%	NA
January 2024	TDCX	CEO & Founder	49%	39%
December 2023	Software AG	Silver Lake Partners	63%	62%
August 2023	SUSE SA	EQT Partners	58%	48%
January 2023	Kanematsu Electronics & Materials Corp	Kanematsu Corp	69%	65%
June 2022	Convey Health Solutions	TPG Capital	149%	99%
December 2021	Razer Inc.	CEO / Non-Executive Director / CVC	10%	37%
July 2021	AKKA Technologies	Adecco Group	115%	108%
May 2020	ARRK Corp.	Mitsui Chemicals	11%	29%
April 2020	Elec & Eltek International	Elec & Eltek Holdings / Kingboard Holdings	99%	63%
February 2020	Yamaha Motor Robotics Holdings	Yamaha Motor Co.	47%	31%
January 2020	Hitachi High-Technologies Corp	Hitachi	68%	71%
November 2019	AVX Corp	Kyocera Corp	45%	26%
November 2019	Line Corp	Softbank Group / Naver Corp	17%	27%
November 2019	NuFlare Technology	Toshiba Electronics	46%	44%
September 2019	Changyou	Sohu	82%	57%
January 2019	VeriServe Corp	SCSK Corp (Sumitomo Corporation)	44%	43%
January 2019	Tessi SA	Pixel Holding	46%	38%
June 2018	HAECO (Hong Kong Aircraft Engineering Co.)	Swire Pacific	64%	64%
May 2018	New Japan Radio	Nisshinbo Holdings	15%	21%
		1st Quartile	27%	27%
		Mean	54%	45%
		Median	46%	41%
		3rd Quartile	64%	61%

Sources: FactSet, Company Filings, Press Releases. Data as of 9/11/2026. Based on 33 transactions with the majority owner buying the rest of the minority ownership across the technology sector since 2018.

19

BARCLAYS

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